EXHIBIT 99.1

NEWS RELEASE

RANGE REPORTS RECORD 2004 RESULTS

FORT WORTH, TEXAS, MARCH 1, 2005...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its 2004 results. Production, revenues, cash flow and earnings for the year reached record levels. Oil and gas revenues totaled $316 million, a 39% increase over the prior year. Cash flow from operations before changes in working capital, a non-GAAP measure, increased 45% to $209 million, as pretax income jumped 35% to $67 million. Net income to common shareholders totaled $37.1 million while diluted earnings per share were $0.57. A 23% increase in production, coupled with a 13% rise in realized prices drove the results. The Company replaced 821% of production during the year at an average cost of $1.20 per mcfe. Proved reserves at year-end totaled 1.18 Tcfe, an increase of 72%.

The year’s financial results were impacted by a $5.0 million gain on sale of assets, offset by $19.2 million of non-cash deferred compensation expense. In 2003, a one-time $18.5 million gain on debt retirement and $4.5 million gain on an accounting change were recorded, offset by a $6.6 million non-cash deferred compensation expense. Excluding these gains and certain other items, 2004 net income would have been $51.5 million ($0.72 per diluted share), and 2003 net income would have been $24.5 million ($0.42 per diluted share). Net income and diluted earnings per share for the year increased 110% and 71%, respectively, after adjusting for these items. (See the accompanying table for calculation of these non-GAAP measures.)

Oil and gas revenues for the year totaled $316 million, 39% higher than the prior year due to increases in both production and realized prices. Annual record production totaled 71.7 Bcfe, comprised of 50.7 Bcf of gas and 3.5 million barrels of oil and liquids. Production rose in each quarter of the year and averaged 196 Mmcfe per day. The increase was due to the success of the Company’s drilling and acquisition programs. Wellhead prices, after adjustment for hedging, averaged $4.40 per mcfe. The average gas price rose 13% to $4.45 per mcf, as the average oil price rose 19% to $28.04 a barrel. Hedging decreased average prices by $1.40 per mcfe.

Operating expenses per mcfe increased 3% during the year to $0.65, due to higher oilfield costs. Production taxes per mcfe jumped 32% to $0.29 due to higher market prices. General and administrative expenses rose 16% due to costs associated with the implementation of Sarbanes-Oxley, as well as a higher level of personnel to manage the Company’s larger asset base from the acquisitions. However, on a per mcfe basis, general and administrative expenses declined 6%. Exploration costs increased 52% due to $12.1 million of dry hole costs and seismic expenditures of $3.3 million. Interest expense increased 16% to $22.9 million, due to higher debt balances from the acquisitions and interest rates. However, interest expense, on a per mcfe basis, decreased 6%. The non-cash deferred compensation expense relating to the appreciation of the Company’s stock held in its deferred compensation plan increased $12.6 million due to the strong performance of the stock during the year. Depletion, depreciation and amortization increased 19% due to increased production. On an mcfe basis, DD&A expense decreased from $1.49 in 2003 to $1.44 in 2004.

In the fourth quarter, oil and gas revenues rose 59% to $97 million, due to higher production and realized prices. Production in the quarter rose 30% from the prior-year period, averaging 215 Mmcfe per day, a record high. Realized prices, after hedging, averaged $4.92 per mcfe, a 22% increase. Cash flow before changes in working capital, a non-GAAP measure, increased 62% to a record $66 million. Net income increased 214% to $14.5 million ($0.16 per diluted share). Excluding the $5.7 million of non-cash deferred compensation expense and certain other non-cash items, earnings for the quarter would have been $15.8 million or $0.20 per diluted share. (See accompanying table for calculation of these non-GAAP measures.)

As previously reported, the Company replaced 821% of production in 2004. Proved reserves at December 31, 2004 totaled 1.18 Tcfe, including 946 Bcf of natural gas and 38 million barrels of crude oil and liquids. Reserves increased 491 Bcfe or 72% during the year. Independent petroleum consultants reviewed 88% of the reserves by volume. At year-end, the pretax present value of proved reserves, based on constant prices and costs, discounted at 10% totaled $2.4 billion, a 72% increase for the year. The reserve value was based on year-end benchmark prices of $6.18 per Mmbtu and $43.33 per barrel, compared to $6.19 per Mmbtu and $32.52 a barrel one year earlier. At year-end, reserves were 81% gas by volume, 77% operated and 64% of their value was attributable to proved developed reserves. The Company’s reserve life index stood at 15 years based on fourth quarter production rates.

Drilling expenditures in 2004 totaled $186 million. The capital funded the drilling of 476 (397 net) wells and 75 (62 net) recompletions, giving the Company a finding and development cost of $1.19 per mcfe for its drilling program including $13 million of new acreage and seismic attributable to future programs. Drilling replaced 217% of production in 2004. The Company’s average finding and development cost for the year was $1.20 per mcfe without considering any adjustments for asset retirement obligations and purchase price adjustments. (See the Company’s website for the calculation of this non-GAAP measure.)

The Company has set a 2005 capital budget, excluding acquisitions, of $254 million to fund the drilling of 787 gross (586 net) wells and 75 gross (53 net) recompletions. Based on current futures prices, the capital budget is anticipated to be funded with approximately 80% of internal cash flow.

Commenting, John H. Pinkerton, the Company’s President, said, “We are extremely pleased with the 2004 performance. While maintaining a low-cost structure, we were able to increase proved reserves by 72%. Our property base at year-end included 1.18 Tcfe of proved reserves having a 15-year reserve life. Importantly, we expanded our multi-year drilling inventory to nearly 5,300 projects. We are targeting a further 20% increase in production in 2005 anchored by our drilling program. Higher production coupled with increasing price realizations puts us in position to report record results again in 2005.”

The Company will host a conference call on Wednesday, March 2 at 2:00 p.m. ET to review these results. To participate in the call, please dial 877-207-5526 and ask for the Range Resources 2004 financial results conference call. A replay of the call will be available through March 9 at 800-642-1687. The conference ID for the replay is 4050905.

A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.

Non-GAAP Financial Measures:

Earnings for 2004 include derivative ineffective hedging gains of $712,000, non-cash deferred compensation expense of $19.2 million, amortization of interest rate swap gains of $1.1 million, a $5.0 million gain on sale of properties and $2.0 million expense on settlement of an insurance claim. Excluding such items, pretax income would have been $81.4 million, a two-fold increase over the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $51.5 million in 2004 or $0.78 per share ($0.72 per diluted share). If similar items were excluded, 2003 earnings would have been $24.5 million or $0.44 per share ($0.42 per diluted share). In 2003, $18.5 million of gains on retirement of securities was recognized along with $6.6 million of deferred compensation expense, ineffective hedging losses of $1.2 million and $2.4 million of call premium and write off of unamortized offering costs of the 8.75% notes. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.

Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items and the cash call premium and amortization write off of $2.0 million. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwest, Appalachia and Gulf Coast regions of the United States.

Except for historical information, statements made in this release, including those relating to future earnings, cash flow, capital expenditures and production growth are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

2005-8

Contacts:	Rodney Waller, Senior Vice President
Karen Giles
(817) 870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
	2004	2003		2004	2003
Revenues
Oil and gas sales	$97,208	$61,076		$315,703	$226,402
Transportation and processing	1,095	701		2,202	3,509
Gain (loss) on retirement of securities	—	279		(39)	18,526
Ineffective hedging gain (loss) (a)	1,802	(1,060)		712	(1,238)
Gain (loss) on sale of properties (a)	3,307	(275)		5,001	(118)
Other (b)	(1,148)	(573)		(2,872)	(1,314)

	102,264	60,148	+70%	320,707	245,767	+30%

Expenses
Direct operating	13,189	9,340		46,308	36,423
Production and ad valorem taxes	6,122	3,185		20,504	12,894
Exploration	8,837	5,173		21,219	13,946
General and administrative	5,845	4,361		20,634	17,818
Non-cash deferred compensation expense (c)	5,659	4,364		19,176	6,559
Interest	7,639	3,741		22,941	19,789
Call premium and unamortized offering costs (d)	—	—		178	2,376
Depletion, depreciation and amortization	31,973	22,437		102,971	86,549

	79,264	52,601	+51%	253,931	196,354	+29%

Pretax income	23,000	7,547	+205%	66,776	49,413	+35%
Income taxes (benefit)
Current	(157)	166		(245)	170
Deferred	8,614	2,748		24,790	18,319

	8,457	2,914		24,545	18,489

Income before accounting change	14,543	4,633	+214%	42,231	30,924	+37%
Cumulative effect of accounting change, net of tax	—	—		—	4,491

Net income	14,543	4,633	+214%	42,231	35,415	+19%
Preferred stock dividends (e)	(2,951)	(738)		(5,163)	(803)

Net income available to common shareholders	$11,592	$3,895	+198%	$37,068	$34,612	+7%

Net income available to common shareholders	$0.17	$0.07	+143%	$0.59	$0.56	+5%
Cumulative effect of change in accounting principle	—	—		—	0.08

Net income per common share	$0.17	$0.07	+143%	$0.59	$0.64	-8%

Earnings per common share – assuming dilution	$0.16	$0.07	+129%	$0.57	$0.53	+8%
Cumulative effect of change in accounting principle	—	—		—	0.08

Net income per common share – assuming dilution	$0.16	$0.07	+129%	$0.57	$0.61	-7%

Weighted average shares outstanding, as reported
Basic	69,400	54,631	+27%	62,362	54,272	+15%
Diluted	72,644	57,022	+27%	65,332	57,850	+13%

(a)	Included in Other revenues in 10-K.

(b)	Includes net losses from IPF of $163 and $918 for three months ended December 31, 2004 and 2003, respectively, and $1,771 and $1,418 for the twelve months ended December 31, 2004 and 2003, respectively, and valuation loss of $1,168 for an insurance claim receivable for three months ended December 31, 2004 and $1,968 for the twelve months ended December 31, 2004.

(c)	Included in General and administrative expenses in 10-K. It is based upon increases in Company’s stock price between periods.

(d)	Due to the early redemption of debt and included in Interest expense in 10-K.

(e)	Includes $2,213 of premium paid upon complete conversion of preferred stock on December 31, 2004 into 5,882 common shares.

RANGE RESOURCES CORPORATION

OPERATING HIGHLIGHTS

	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
	2004	2003		2004	2003
Average Daily Production
Oil (bbl)	7,720	5,405	+43%	6,865	5,543	+24%
Natural gas liquids (bbl)	2,815	1,221	+131%	2,700	1,098	+146%
Gas (mcf)	151,636	124,911	+21%	138,585	119,206	+16%
Equivalents (mcfe) (a)	214,846	164,670	+30%	195,972	159,049	+23%
Prices Realized
Oil (bbl)	$30.90	$23.59	+31%	$28.04	$23.53	+19%
Natural gas liquids (bbl)	$21.95	$18.74	+17%	$19.76	$18.75	+5%
Gas (mcf)	$4.99	$4.11	+21%	$4.45	$3.94	+13%
Equivalents (mcfe) (a)	$4.92	$4.03	+22%	$4.40	$3.90	+13%
Operating Costs per mcfe
Field expenses	$0.65	$0.56	+16%	$0.62	$0.58	+7%
Workovers	$0.02	$0.06	-67%	$0.03	$0.05	-40%

Total Operating Costs	$0.67	$0.62	+8%	$0.65	$0.63	+3%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

SUMMARY BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2004	2003
Assets
Current assets	$110,026	$46,221
Current deferred tax asset	26,310	19,871
Oil and gas properties	1,402,359	723,382
Transportation and field assets	37,282	22,306
Unrealized hedging gain and other	19,429	18,311

	$1,595,406	$830,091

Liabilities and Stockholders’ Equity
Current liabilities	$109,335	$46,805
Current asset retirement obligation	6,822	5,814
Current unrealized hedging loss	61,005	54,345
Senior debt	423,900	178,200
Nonrecourse debt of subsidiary	—	70,000
Subordinated notes	196,656	109,980

Total long-term debt	620,556	358,180

Deferred taxes	117,713	10,843
Unrealized hedging loss	10,926	17,027
Deferred compensation liability	38,799	16,981
Long-term asset retirement obligation	63,910	46,030
Preferred stock	—	50,000
Common stock and retained deficit	619,084	276,215
Stock in deferred compensation plan	(9,443)	(9,297)
Other comprehensive loss	(43,301)	(42,852)

Total stockholders’ equity	566,340	274,066

	$1,595,406	$830,091

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATIONS
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income	$14,543	$4,633	$42,231	$35,415
Adjustments to reconcile net income to net cash provided by operations:
Cumulative effect of change in accounting principle, net	—	—	—	(4,491)
Deferred income tax expense	8,614	2,748	24,790	18,319
Depletion, depreciation and amortization	31,973	22,437	102,971	86,549
Exploration expense	5,369	1,351	9,493	3,576
Unrealized hedging (gain) loss	(1,756)	741	(1,793)	679
Adjustment to IPF valuation allowance and allowance for bad debts	240	1,029	1,762	2,138
Amortization of deferred issuance costs	315	155	1,071	1,207
(Gain) loss on retirement of securities	—	(342)	34	(19,634)
Debt conversion expense	—	—	—	465
Deferred compensation adjustment	6,610	4,274	20,667	6,867
(Gain) loss on sale of assets and other	(2,119)	99	(3,143)	217
Changes in working capital:
Accounts receivable	(26,139)	(1,167)	(25,898)	(11,530)
Inventory and other	3,255	2,189	(6,080)	501
Accounts payable	24,661	(665)	34,746	2,982
Accrued liabilities	4,868	1,037	12,432	2,217

Net changes in working capital	6,645	1,394	15,200	(5,830)

Net cash provided by operations	$70,434	$38,519	$213,283	$125,477

RECONCILIATION OF CASH FLOWS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net cash provided by operations	$70,434	$38,519	$213,283	$125,477
Net change in working capital	(6,645)	(1,394)	(15,200)	5,830
Call premium on debt retirement	—	—	178	2,006
Exploration expense	3,468	3,822	11,726	10,370
Non-cash compensation adjustments and other	(984)	(49)	(1,340)	133

Cash flow from operations before changes in working capital, non-GAAP measure	$66,273	$40,898	$208,647	$143,816

WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2004		2003		2004		2003
Basic:
Weighted average shares outstanding	71,025		56,269		64,033		55,796
Stock held by deferred compensation plan	(1,625)		(1,638)		(1,671)		(1,524)

	69,400		54,631		62,362		54,272

Dilutive:
Weighted average shares outstanding	71,025		56,269		64,033		55,796
Dilutive stock options under treasury method	1,619		753		1,299		442
Dilutive effect of 5.9% preferred	—		—		—		1,612

	72,644	(a)	57,022	(a)	65,332	(a)	57,850

(a)	Additional 5,882 shares for dilutive effect for 5.9% preferred during these periods under certain non-GAAP measures. The 5.9% preferred was converted on December 31, 2004 and, therefore, will be in the weighted average for future periods.

RANGE RESOURCES CORPORATION

RECONCILATION OF NET INCOME BEFORE ACCOUNTING CHANGE
AS REPORTED TO NET INCOME BEFORE ACCOUNTING CHANGE
EXCLUDING CERTAIN NON-CASH ITEMS
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2004	2003		2004	2003
Pretax income as reported	$23,000	$7,547	+205%	$66,776	$49,413	+35%
Adjustment for certain non-cash items
(Gain) loss on retirement of securities	—	(279)		39	(18,991)
(Gain) loss on sale of properties	(3,307)	275		(5,001)	118
Valuation allowance of insurance claim receivable	1,168	—		1,968	—
Call premium and unamortized offering costs	—	—		178	2,376
Ineffective commodity hedging (gain) loss	(1,802)	1,060		(712)	1,238
Amortization of ineffective interest hedges (gain) loss	46	(319)		(1,073)	(559)
Deferred compensation adjustment	5,659	4,364		19,176	6,559
Debt conversion expense	—	—		—	465

Pretax income as adjusted	24,764	12,648	+96%	81,351	40,619	+100%
Income taxes (benefit) adjusted
Current	(157)	166		(245)	170
Deferred	9,163	4,427		30,079	15,946

Net income before accounting change excluding certain items, a non-GAAP measure	$15,758	$8,055	+96%	$51,517	$24,503	+110%

Non-GAAP earnings per share before accounting change
Basic	$0.22	$0.13	+69%	$0.78	$0.44	+77%

Diluted	$0.20	$0.13	+54%	$0.72	$0.42	+71%

HEDGING POSITION
As of March 1, 2005

	Gas		Oil		NGLs
	Volume	Average	Volume	Average	Volume	Average
	Hedged	Hedge	Hedged	Hedged	Hedged	Hedged
	(MMBtu/d)	Prices	(Bbl/d)	Prices	(Bbl/d)	Prices
Calendar 2005 Swaps	50,695	$4.21	1,146	$26.84	658	$19.20
Calendar 2005 Collars	67,175	$5.25 - $7.18	4,415	$29.84 - $37.05	—	—

Calendar 2006 Swaps	3,288	$4.85	400	$35.00	—	—
Calendar 2006 Collars	41,363	$5.15 - $7.09	4,064	$33.20 - $40.64	—	—